                               OPERATING AGREEMENT
                                       OF
                                ISO ALLIANCE, LLC

     OPERATING AGREEMENT OF ISO ALLIANCE, LLC entered into as of March 6, 1997 (the "Effective Date"), by and between Perot Systems Corporation, a Delaware corporation ("Member Number I"), and ABB Power T&D Company Inc., a Delaware corporation ("Member Number 2"), as Members, together with any Person who becomes a Member as provided in this Agreement.

     Certain terms used in this Agreement are defined in Article II.

                                    ARTICLE I
                             ORGANIZATIONAL MATTERS

     1.1 Formation. Subject to the provisions of this Agreement, the Members hereby form the Company as a limited liability company pursuant to the provisions of the Delaware Act.

The Members enter into this Agreement in order to set forth the rights and obligations of the Members and certain matters related to such rights and obligations. Except as expressly provided and permitted in this Agreement to the contrary, the rights and obligations of the Members and the administration and termination of the Company will be governed by the Delaware Act.

     1.2 Name. The name of the Company will be ISO Alliance, LLC.
     1.3 Registered Office and Principal Office of Company: Addresses of
Members.

          (a) The registered office of the Company in the State of Delaware will be The Corporation Trust Company, and its registered agent for service of process at such registered office will be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19805, or such other registered office or registered agent as the Manager may from time to time designate. The principal office of the Company will be c/o PSC Energy Corporation, 633 West Fifth Street, Suite 3829, Los Angeles, California 90071, or such other place as the Manager may from time to time designate. The Company may maintain offices at such other place or places as the Board deem advisable.

          (b) The addresses of the Members as of the Effective Date are set forth in Section 14.1. The address of a Member may be changed in accordance with the requirements set forth in Section 14.1.

     1.4 Term. The Company commenced on the Effective Date and will continue in existence until the first to occur of the following:

          (a) December 31,2007;

          (b) The sale or other disposition by the Company of all of its property and assets, and the collection by the Company and distribution to the Members of all proceeds from such sale (whether such proceeds be cash, notes, or other property) pursuant to this Agreement; and

          (c) The dissolution of the Company pursuant to the provisions of
Article XII (other than a dissolution that is followed by the reconstitution of the Company pursuant to Section 12.2), or by agreement of all Members.

     1.5 Ownership. The interest of each Member in the Company will be personal property for all purposes. All property and interests in property, real or personal, owned by the Company will be deemed owned by the Company as an entity, and no Member, individually, will have any ownership of such property or interest except by having an ownership interest in the Company as a Member.

     1.6 Limits of Company. The relationship between the parties to this Agreement will be limited to the carrying on of the business of the Company in accordance with the terms of this Agreement. Such relationship will be construed and deemed to be a limited liability company for the sole and limited purpose of carrying on such business. Except as otherwise provided for or contemplated in this Agreement, nothing herein will be construed to create a partnership between the Members or to authorize any Member to act as general agent for the other Member.

     1.7 No Individual Authority. No Member, acting alone, will have any authority to act for, or to undertake or assume, any obligation, debt, duty, or responsibility on behalf of any other Member or the Company, except as expressly otherwise provided in this Agreement.

                                   ARTICLE II
                                   DEFINITIONS

     The following definitions will for all purposes, unless clearly indicated to the contrary, apply to the terms used in this Agreement.

     "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

          (a) Credit to such Capital Account any amounts that such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to Tax Regulations Section
1.704-l(b)(2)(ii)(c), the penultimate sentence of Tax Regulations Section 1.704-2(g)(l), or the penultimate sentence of Tax Regulations Section 1.704-2(i)(5);and

          (b) Debit to such Capital Account the items described in Tax Regulations Sections 1.704-l(b)(2)(ii)(d)(4), (5), and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with Tax Regulations Section 1.704-l(b)(2)(ii)(d) and will be interpreted consistently therewith.

     "Affiliate" of any Person means any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person in question. As used in the definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

     "Agreement" means this Operating Agreement, as it may be amended, supplemented, or restated from time to time.

     "Available Cash" as of any date means all cash funds of the Company on hand from time to time after: (i) payment of all Company Costs and Expenses that are due and payable as of such date; and (ii) provision for payment of all Company Costs and Expenses that are anticipated to become due and payable within 30 days following the date on which Available Cash is being determined.

     "Certificate of Formation" means the Certificate of Formation filed with the Secretary of State of Delaware pursuant to Section 7.4, as it may be amended or restated from time to time.

     "Board" has the meaning set forth in Section 7.2.

     "Book Value" has the meaning set forth in Section 4.3fc).

     "Capital Account" means the capital account maintained for a Member pursuant to Section 4.3.

     "Capital Contribution" means, with respect to any Member, the amount of money and the initial Book Value of any property (other than money) contributed to the Company with respect to the Member Interest held by such Member, reduced by the amount of any liabilities of the Member assumed by the Company or for the satisfaction of which recourse may be made to any property contributed by such Member to the Company.

       "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. All references to Code will include any corresponding provision or provisions of succeeding law.

       "Company" means the limited liability company established by the filing of the Certificate of Formation with the Secretary of State of Delaware pursuant to this Agreement.

       "Company Costs and Expenses" mean all of the expenditures of any kind made or to be made with respect to operations of the Company that are consistent with the purpose of the Company as described in Section 3.1. including without limitation, payroll expenses, principal, interest, and other amounts payable on indebtedness of the Company, ad valorem taxes, sales taxes, insurance premiums, advertising expenses, attorneys fees, accounting fees, utilities costs, costs related to inventory and supplies, equipment costs, and other similar types of costs, expenses, charges, liabilities, and obligations of the Company.

       "Contracts" means the Prime Contract, the ISO Subcontracts and any other agreements, contracts or similar arrangements entered into by the Company.

       "Defaulting Purchaser" has the meaning set forth in Section 11.2ff).

      "Delaware Act" means the Delaware Limited Liability Company Act, as it may be amended from time to time, and any successor to such Delaware Act.

       "Excess Purchase Amount" has the meaning set forth in Section 11.2(c).

       "Excess Share" has the meaning set forth in Section 11.2(c).

       "Fiscal Year" means the 12-month period ending December 31 of each year; provided that the initial Fiscal Year will be the period beginning on the Effective Date and ending December 31, 1997, and the last Fiscal Year will be the period beginning on January 1 of the calendar year in which the final liquidation and termination of the Company is completed and ending on the date such final liquidation and termination is completed (to the extent any computation or other provision of this Agreement provides for an action to be taken on a Fiscal Year basis, an appropriate proration or other adjustment will be made in respect of the initial and final Fiscal Years to reflect that such periods are less than 365 days).

       "Indemnitee" has the meaning set forth in Section 7.9.

      "ISO Subcontract" means a written agreement between the Company and a Member relating to the development and construction by such Member of a portion of the ISO System, as such agreement is amended from time to time.

       "ISO System" means the integrated computer system to be constructed pursuant to the Prime Contract.

      "Liquidator" has the meaning set forth in Section 12.3.
      "Losses" has the meaning set forth in Section 4.3(b).
      "Major Decisions" has the meaning set forth in Section 7.3.

      "Manager" means Member Number 1 or any other Person who has been admitted as a manager in the Company in accordance with this Agreement and whose admission has been reflected on the books and records of the Company.

      "Maximum Purchase Interest" has the meaning set forth in Section 11.2(b).

      "Member Interest" means the interest of a Member in the Company, including, without limitation, such Member's right: (a) to a distributive share of the Profits, Losses, and other items of income, gain, loss, deduction, and credit of the Company; (b) to a distributive share of the assets of the Company;
(c) if a Member, to vote on those matters described in the Agreement; and (d) if a Manager, to participate in the management and operation of the Company as provided in this Agreement.

      "Member Nonrecourse Deduction" has the meaning set forth in Section 1.704-2(i)(l) and (2) of the Tax Regulations.

      "Members" means Member Number 1, Member Number 2, and any other Person that has been admitted as a Member in the Company in accordance with this Agreement and the admission of which has been reflected on the books and records of the Company.

       "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(l) of the Tax Regulations.

       "Notice of Sale" has the meaning set forth in Section 11.2(a).

       "Partner Minimum Gain" means partner nonrecourse debt minimum gain as determined under the rules of Section 1.704-2(i) of the Tax Regulations.

       "Partnership Minimum Gain" has the meaning set forth in Section 1.702-2(b)(2) of the Tax Regulations.

       "Percentage Interest" means the percentage interest of a Member, from time to time, in certain allocations of Profits, Losses, and other items of income, gain, loss, deduction or credit. The initial Percentage Interest of each Member is set forth below:

  Member
Member Number 1
Member Number 2

Percentage
Interest
50%
50%

       "Person" means an individual, corporation, partnership, trust, estate, unincorporated organization, association, or other entity, public or private.

      "Prime Contract" means the written agreement effective on or about March 7, 1997, between the Company and Independent System Operator Restructuring Trust ("ISO") relating to the development and construction of the ISO System (as such term is defined in the Prime Contract), as such agreement is amended from time to time.

      "Prime Rate" means the rate of interest announced from time to time by Bank of America, NT&SA, San Francisco, California as its prime, reference, or other similar rate.

      "Profits" has the meaning set forth in Section 4.3(b).
      "Proportionate Share" has the meaning set forth in Section 11.2(c). "Purchasing Members" has the meaning set forth in Section 11.2.

      "Tax Regulations" means the Income Tax Regulations promulgated under the Code, as amended and in effect (including corresponding provisions of any succeeding Tax Regulations).

       "Tax Regulatory Allocations" has the meaning set forth in Sections. 3. "Selling Member" has the meaning set forth in Section 11.2. "Settlement Notice" has the meaning set forth in Section 7.9(c). "Subject Interest" has the meaning set forth in Section 11.2.

                                   ARTICLE III
                                     PURPOSE

      3.1 Purposes and Scope. Subject to the provisions of this Agreement, the purposes of the Company are to: (a) enter into, perform, cause to be performed, assert and secure rights and obligations under, each of the Contracts, and (b) do any other acts or things which may be incidental or necessary to carry on the business of the Company as contemplated by this Agreement.

                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS

      4.1 Initial Capital Contributions. As soon as practicable after the Effective Date, each Member shall contribute to the Company, in cash, the amount of $50,000.

      4.2 Additional Capital Contributions. No Member will have any obligation to make any additional Capital Contributions to the Company in excess of those Capital Contributions described in Section 4.1. unless the Board unanimously approves such additional Capital Contributions and each of the Member(s) to be obligated approves such additional Capital Contributions.

      4.3 Capital Accounts.

          (a) Maintenance Rules. The Company will maintain for each Member a separate capital account (the "Capital Account") in accordance with this Section
4.3. which will control the division of assets upon liquidation of the Company as provided in Section 12.3(d)(ii). Each Capital Account will be maintained in accordance with the following provisions:

              (i) Such Capital Account will be increased by the cash amount or Book Value of any property contributed by such Member to the Company pursuant to this Agreement, such Member's allocable share of Profits and any items in the nature of income or gain that are specially allocated to such Member pursuant to Sections 5.2 and 5.3, and the amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member.

              (ii) Such Capital Account will be decreased by the cash amount or Book Value of any property distributed to such Member pursuant to this Agreement, such Member's allocable share of Losses and any items in the nature of deductions or losses that are specially allocated to such Member pursuant to Sections 5.2 and 5.3, and the amount of any liabilities of the Member assumed by the Company or for the satisfaction of which recourse may be made to any property contributed by such Member to the Company.

              (iii) In the event all or a portion of an interest in the Company is transferred in accordance with the terms of this Agreement, the transferee will succeed to the Capital Account of the transferor to the extent it relates to the transferred interest; provided, however, that if the transfer causes a termination of the Company under Section 708(b)(l)(B) of the Code, the assets of the Company will be deemed to have been distributed in liquidation of the Company to the Members (including the transferee of the Member Interest) pursuant to Sections 12.3 and 12.5 and recontributed by such Members and transferees in reconstitution of the Company. Such deemed liquidation and reconstitution will not cause the Company to be dissolved or reconstituted for purposes other than maintenance of the Capital Accounts and federal income tax, unless otherwise provided in Article XII.

       The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are generally intended to comply with Section 1.704-l(b) of the Tax Regulations and will be interpreted and applied in a manner consistent with such Tax Regulations. If the Board determines that it is prudent to modify the manner in which the Capital Accounts, or any increases or decreases to the Capital Accounts, are computed in order to comply with such Tax Regulations, the Board may authorize such modifications, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Section 12.3 upon the dissolution of the Company, nor a material effect on the amounts of taxable income, gain, deduction, or loss allocable to the Members.

              (b) Definition of Profits and Losses. "Profits" and "Losses" mean, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section'703 (a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(l) will be included in taxable income or loss), with the following adjustments:

                    (i) Income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this Section 4.3(b) will be added to such taxable income or loss.

                    (ii) Any expenditures of the Company described in Code
Section 705(a)(2)(B), or treated as Code Section 705(a)(2)(B) expenditures pursuant to Tax Regulations Section 1.704-l(b)(2)(iv)(i), and not otherwise taken into account in computing Profits and Losses pursuant to this Section 4.3(b) will be subtracted from such taxable income or loss.

                    (iii) If the Book Value of any Company asset is adjusted pursuant to Sections 4.3(c)(ii) or 4.3(c')(iii), the amount of such adjustment will be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses.

                    (iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value.

                    (v) Notwithstanding any other provision of this Section 4,3
(b), any items that are specially allocated pursuant to Sections 5.2 or 5.3 will not be taken into account in computing Profits and Losses.

              (c) Definition of Book Value. "Book Value" means for any asset the asset's adjusted basis for federal income tax purposes, except as follows:

                    (i) The initial Book Value of any asset contributed by a Member to the Company will be the gross fair market value of such asset, as reasonably determined by the Board.

                    (ii) The Book Values of all Company assets will be adjusted to equal their respective gross fair market values, as determined by the Board, as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution if the Board reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company if the Board reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company; and (C) the liquidation of the Company within the meaning of Tax Regulations Section 1.704-1 (b)(2)(ii)(g).

                    (iii) The Book Value of any Company asset distributed to any Member will be the gross fair market value of such asset on the date of distribution.

                    (iv) The Book Value of Company assets will be increased (or decreased) to reflect any adjustment to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743 (b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Tax Regulations Section 1.704-l(b)(2)(iv)(m) and Section 5.2(d}: provided, however, that Book Value will not be adjusted pursuant to this Section 4.3(c')(iv) to the extent the Manager determines that an adjustment pursuant to
Section 4.3(c)(ii') is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 4.3(c)(iv).

       4.4 Interest. No interest will be paid by the Company on Capital Contributions or on balances in Capital Accounts.

       4.5 No Withdrawal. No Member will be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Company except as provided in Articles VI and XII.

       4.6 Limitation on Capital Contributions and Loans. Except as specifically provided m this Article IV. no Member may contribute capital or other assets to the Company. Loans by a Member to the Company will not be considered Capital Contributions and will not increase the Capital Account of the lending Member. Except as otherwise provided in the Agreement, no Member may make a loan to the Company unless such loan is unanimously approved by the Board.

                           ARTICLE V
                          ALLOCATIONS

       5.1    Allocation of Profits and Losses.

              (a) Allocation of Profits and Losses Generally. After giving effect to the allocations set forth in Sections 5.2 and 5.3, but prior to giving effect to all distributions of cash or property. Profits and Losses for any Fiscal Year (or other period) will be allocated to the Members pro rata in accordance with their Percentage Interests.

              (b) Limitation on Loss Allocations. The Losses allocated pursuant to Section 5.1 (a) to any Member for any Fiscal Year will not exceed the maximum amount of Losses that may be allocated to such Member without causing such Member to have an Adjusted Capital Account Deficit at the end of such Fiscal Year. All Losses in excess of the limitation in this Section 5. Kb) will be allocated solely to the other Members pursuant to Section 5.1 (a). If no other Member may receive an additional allocation of Loss pursuant to the preceding sentence of this Section 5. Kb), such additional Losses not allocated pursuant to Section 5.1(a) or the preceding sentence will be allocated to the Members in accordance with their Percentage Interests.

       5.2    Special Allocations.

              (a) Minimum Gain Chargeback -- Company Nonrecourse Liabilities. If there is a net decrease in Partnership Minimum Gain during any Fiscal Year, certain items of income and gain will be allocated (on a gross basis) to the Members in accordance with the rules described in Tax Regulations Section 1.704-2(f) and (j)(2)(i) and (iii), subject to the exemptions set forth in Tax Regulations Section 1.704-2(f)(2), (3), (4) and (5). This Section 5.2fa) is intended to comply with the minimum gain chargeback requirement (set forth in Tax Regulations Section 1.704-2(f)) relating to Company nonrecourse liabilities (as defined in Tax Regulations Section 1.704-2(b)(3)) and will be so interpreted.

              (b) Minimum Gain Chargeback -- Member Nonrecourse Debt. If there is a net decrease in Partnership Minimum Gain during any Fiscal Year, certain items of income and gain will be allocated (on a gross basis) as quickly as possible to those Members who had a share of the Partnership Minimum Gain (determined pursuant to Section 1.704-2(i)(5) of the Tax Regulations) in accordance with the rules described in Section 1.704-2(i)(4), (j)(2)(ii) and
(iii) of the Tax Regulations. This Section 5.2fb) is intended to comply with the minimum gain chargeback requirement (set forth in Section 1.704-2(i)(4) of the Tax Regulations) relating to partner nonrecourse debt (as defined in Section 1.704-2(b)(4) of the Tax Regulations) and will be so interpreted.

              (c) Qualified Income Offset. If, after applying Section 5.2(a) and
Section 5.2(b), any Member has an Adjusted Capital Account Deficit, items of Company income and gain will be specially allocated (on a gross basis) to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Tax Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible. This
Section 5.2fc) is intended to comply with the "qualified income offset" requirement set forth in Tax Regulations Section 1.704-1 (b)(2)(ii)(b) and will be so interpreted.

              (d) Optional Basis Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 734(b) or 743(b) is required, pursuant to Tax Regulations Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss will be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Tax Regulations.

              (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year will be specially allocated among the Members in proportion to their Percentage Interests.

              (f) Member Nonrecourse Deductions. Member Nonrecourse Deductions will be allocated pursuant to Tax Regulations Section 1.704-2(b)(4) and (i)(l) to the Member who bears the economic risk of loss with respect to the deductions.

       5.3 Curative Allocations. The allocations set forth in Sections 5. Kb) and 5.2 (the "Tax Regulatory Allocations") are intended to comply with certain requirements of the Tax Regulations. It is the intent of the Members that, to the extent possible, all Tax Regulatory Allocations will be offset either with other Tax Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 5.3. Therefore, notwithstanding any other provisions of this Article V (other than the Tax Regulatory Allocations), the Manager, with the consent, which will not be unreasonably withheld, of all Members, will make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Tax Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 5.1 (a). In exercising its discretion under this Section
5.3. the Manager will take into account future Tax Regulatory Allocation under Sections 5.2(a) and 5.2(b) that, although not yet made, are likely to offset other Tax Regulatory Allocations previously made under Sections 5.2(e) and 5.2(f).

       5.4   Tax Allocations: Code Section 704(c).

              (a) In accordance with Code Section 704(c) and the Tax Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company will, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Book Value (computed in accordance with Section 4.3(0(0).

              (b) If the Book Value of any Company asset is adjusted pursuant to
Section 4.3(c)(ii), subsequent allocations of income, gain, loss, and deduction with respect to such asset will take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the Tax Regulations thereunder.

              (c) Any elections or other decisions relating to allocations made pursuant to this Section 5.4 will be made by the Manager, with the consent, which will not be unreasonably withheld, of all Members, in any manner that reasonably reflects the purpose and intention of the Agreement. Allocations pursuant to this Section 5.4 are solely for purposes of federal, state, and local taxes and will not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Profits, Losses, and other items or distributions pursuant to any provision of this Agreement.

       5.5    Other Allocation Rules.

              (a) For purposes of determining the Profits, Losses, or any other item allocable to any period. Profits, Losses, and any such other item will be determined on a daily, monthly, or other basis, as determined by the Manager, with the consent, which will not be unreasonably withheld, of all Members, using any permissible method under Code Section 706 and the Tax Regulations thereunder.

              (b) For federal income tax purposes, every item of income, gain, loss, and deduction will be allocated among the Members in accordance with the allocations under Sections 5.1. 5.2. 5.3. and 5.4.

              (c) The Members are aware of the income tax consequences of the allocations made by this Article V and hereby agree to be bound by the provisions of this Article V in reporting their shares of company income and loss for income tax purposes.

              (d) It is intended that the allocations in Sections 5.1. 5.2. 5.3. and 5.4 effect an allocation for federal income tax purposes consistent with
Section 704 of the Code and comply with any limitations or restrictions therein. The Manager may alter the allocations pursuant to this Article V in any manner consistent with Section 704 of the Code and to amend the provisions of this Agreement as appropriate to comply with the Tax Regulations promulgated under
Section 704 of the Code, if, in the opinion of counsel, such an amendment is advisable to reflect allocations among the Members consistent with those Tax Regulations, and any such allocation will not have a material effect on the distributions which would otherwise be made pursuant to Sections 6.1,12.3. or
12.5 herein.

              (e) The Members agree that their Percentage Interests represent their respective interests in Company Profits for purposes of allocating excess nonrecourse liabilities (as defined in Tax Regulations Section 1.752-3(a)(3)) pursuant to Section 1.752-3(a)(3) of the Tax Regulations.

                            ARTICLE VI
                          DISTRIBUTIONS

       6.1 Distributions of Available Cash. The Manager will review the Company's accounts within 90 days of the end of each Fiscal Year to determine if there is any Available Cash and report its determination to the Board. The Manager may not distribute Company property (other than cash) to the Members except as otherwise provided in Section 12.5. If the Manager determines that the Company has Available Cash, the Company will, upon direction by the Board, distribute such Available Cash to the Members pro rata in accordance with their Percentage Interests.

Notwithstanding anything to the contrary above, if Available Cash is derived from a transaction that occurs in connection with the dissolution, termination, and liquidation of the Company, any Available Cash that is derived from or attributable to such a transaction will be distributed to the Members in accordance with Section 12.3.

       6.2 Amounts Withheld. Notwithstanding any other provision of this Agreement to the contrary, each Member hereby authorizes the Company to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Company with respect to such Member as a result of such Member's participation in the Company. If the Company is required to withhold or pay any such taxes, such Member will be deemed for all purposes of this Agreement to have received a payment from the Company as of the time such withholding or tax is paid, which payment will be deemed to be a distribution with respect to such Member's Member Interest to the extent that the Member (or any successor to such Member's Member Interest) is entitled to receive a distribution. Any withholding authorized by this Section 6.2 will be made at the maximum applicable statutory rate under the applicable tax law unless the Manager will have received an opinion of counsel or other evidence satisfactory to the Manager to the effect that a lower rate is applicable, or that no withholding is applicable.

       6.3 Excess Distributions. To the extent that the aggregate of distributions to a Member under this Article VI for any period exceeds the amount of distributions to which such Member is entitled for such period as a result of any withholding under Section 6.2. the amount of such excess will be considered a loan from the Company to such Member. Such loan will bear interest (which interest will be treated as an item of income to the Company) at the lesser of the maximum rate permitted by law or the Prime Rate, until discharged by such Member by repayment, which may be made in the sole discretion of the Manager out of distributions to which such Member would otherwise be subsequently entitled.

                         ARTICLE VII
                 MANAGEMENT  OF THE COMPANY

       7.1    Rights and Obligations of Manager.

              (a) The Members hereby designate Member Number 1 as the Manager of the Company. Member Number 1 will continue to serve as the Manager of the Company until such time as: (i) the Members unanimously agree that Member Number 1 will cease to serve as the Manager; (ii) Member Number 1 is no longer a Member of the Company; or (iii) the Company is dissolved and wound up in accordance with the provisions of Article XII.

              (b) Subject to Sections 3.1. 7.1(c), 7.2. and 7.3. the Manager will conduct, direct, and exercise control over all day-to-day activities of the Company. Subject to Sections 3.1, 7.1(c), 7.2, and 7.3. all management powers over the business and affairs of the Company will be exclusively vested in the Manager. In addition to the powers now or hereafter granted to a manager of a limited liability company under applicable law or that are granted to the Manager under any provision of this Agreement, but subject to Sections 3.1, 7.1(c). 7.2. and 7.3. the Manager will have full power and authority to do all things reasonably deemed necessary or desirable by it to conduct the business of the Company.

              (c) The Manager (if other than Member Number 1 or any Affiliate of Member Number 1) may be removed, with or without cause, by Members holding in the aggregate 100% of the Percentage Interests. Upon the removal of the Manager, the Members will, by unanimous vote, designate another Person to become the Manager. If the Members cannot agree upon a successor Manager within 90 days after the removal of such Manager, then the Company will dissolve and terminate pursuant to Article XII.

              (d) If the Manager is removed pursuant to Section 7.1(c). then any other Person that the Members designate as a successor Manager will be subject to the provisions of Section 7. l(c).

       7.2    The Board.

              (a) The Company hereby establishes a board (the "Board"), which will meet periodically as necessary (but no less frequently than quarterly) to:
(i) consult from time to time concerning the management of the Company; (ii) establish the operating policies of the Company, including but not limited to approving the specific employee or employees of Manager who will perform the Manager's functions under this Agreement; and (iii) review the status of the Company's activities.

              (b) Quarterly meetings of the Board will be held within thirty
(30) days after the close of each fiscal quarter in Los Angeles, California, or at such other location as will be approved by the Board. The Manager will cause minutes of each meeting to be prepared, which will be promptly delivered to the Members for their approval.

                   (c) The Board will consist initially of four members, two of which will be appointed by each of Member Number 1 and Member Number 2. Each member of the Board will have one vote.

                   (d) Each Member will be entitled to rely on the authority of each Board member that was appointed by another Member to act on such other Member's behalf unless the first Member has received written notice to the contrary.

                   (e) Members of the Board will serve until their resignation, death, or removal (except as otherwise provided below) by the Member appointing such member of the Board.

                   (f) Notwithstanding any provision of this Section 7.2. the Board may take any action without the necessity of a formal meeting, including holding a meeting by means of telephone or other means of communication or by unanimous written consent.

                   (g) Until further notice, the members of the Board will be the individuals appointed by the Member indicated below:

         Appointing Member                     Board Member

           Member Number 1                     Ed Smith and Andy Goletz
           Member Number 2                     John Reckleff and Ralph Masiello

A Member may designate replacement members for members appointed by such Member by written notice of such designation to the other Members. If at any time a Member notifies the other Members that one of its current Board members is no longer to serve in such capacity, such Board member will have no authority, power, or capacity to bind the Member with respect to any matter whatsoever from and after receipt of such notice by the other Members.

       7.3    Decisions.

              (a) The Manager will not have the authority to cause the Company to act on any matter constituting a Major Decision until the Manager obtains the unanimous approval of the Members. The term "Major Decision." as used in this Agreement, means any decision with respect to the following matters:

                    (i) amendment to, or waiver of rights under, or failure to enforce any provision of the Prime Contract that affects adversely the interests of any Member;

                    (ii) approval of, amendment to, or waiver of rights under, any contract, including any ISO Subcontract, between the Company and a Member, between the Company and an Affiliate of a Member, or between the Company and an Affiliate of the Company, except that the Manager need not obtain the unanimous approval of the Members with respect to the amendment to, or waiver of rights under, any ISO Subcontract for which a substantially similar amendment to, or waiver of rights under, the Prime Contract is made contemporaneously;

                    (iii) approval of the sale of all or a material portion of the Company's assets;

                    (iv) approval of the borrowing of any money by the Company;

                    (v) doing any act in contravention of this Agreement (including any act which requires approval of other Members) or failing to do any act required by this Agreement;

                    (vi) doing any act which would make it impossible to carry on the ordinary business of the Company;

                    (vii) confessing a judgment against the Company in connection with any threatened or pending legal action;

                    (viii) approving any Capital Contributions in addition to those Capital Contributions required under Section 4.1:

                    (ix) approving any cash expenditures reasonably expected by the Manager to exceed $50,000 or any commitments reasonably expected by the Manager to exceed $50,000;

                    (x) approving any transfer of a Member's Member Interest pursuant to Article XI and, except as otherwise provided in Section 11.5(a), approving any Person's admission as a Member in the Company;

Company; or

Person.

(xi)   approving the admission  of any  additional Members  to the
(xii)  approving a merger or other business combination with another

       7.4 Certificate of Formation. The Manager will cause to be filed Certificate of Formation with the Secretary of State of Delaware at the Company's expense. The Manager also will cause to be filed at the Company's expense such other certificates or documents (including, without limitation, copies, renewals, amendments, or restatements of this Agreement) as may be determined by the Manager to be reasonable and necessary or appropriate for the formation or qualification and operation of a limited liability company in the State of Delaware and in any other state in which the Company may elect to do business.

       7.5 Reliance by Third Parties. Notwithstanding any other provision of this Agreement to the contrary, no other party to a Contract, lender, purchaser, or other Person, including any purchaser of property from the Company or any other Person dealing with the Company, will be required to verify any representation made by the Manager as to its authority to encumber, sell, or otherwise use any assets or properties of the Company, and any such other party, lender, purchaser, or other Person will be entitled to rely exclusively on such representations and will be entitled to deal with the Manager as if it were the sole party in interest, both legally and beneficially.

      7.6 Compensation and Reimbursement of Manager. The Manager will not be compensated for services rendered to the Company as a Manager. The Manager will be reimbursed from time to time by the Company for all costs and expenses that the Manager reasonably incurs on behalf of the Company in the management and operation of the Company's business, provided that the Manager will first submit to the Members a reasonably itemized statement of such costs and expenses.

       7.7 Company Funds. The funds of the Company will be deposited in such account or accounts in the name of the Company as are designated by the Manager. The Manager will not commingle its own funds with the funds of the Company, and the Company's bank accounts will be kept and maintained separately from the Manager's bank accounts. All withdrawals from or charges against such accounts will be made by the Manager or by its representatives. Funds of the Company may be invested as determined by the Manager in accordance with the terms and provisions of this Agreement.

       7.8 Duties. The Manager will manage the Company and its business and affairs with respect to its participation in the Company in accordance with the terms of this Agreement to the best of its ability, and will use its good faith efforts to carry out the business of the Company. The Manager will act in good faith and in a manner that the Manager believes to be consistent with the best interests of the Company.

       7.9 Indemnification of Members. The Company will indemnify and hold harmless the Manager, the Members, the directors, officers, and employees of the Manager or the Members, and the members of the Board (individually, an "Indemnitee"), as follows:

             (a) In any threatened, pending or completed action, suit or proceeding, whether civil, administrative, arbitrative, or investigative, to which an Indemnitee was or is a party or is threatened to be made a party by reason of any act performed or omitted to be performed in the name of or on behalf of the Company in connection with the Company's business, the Company will indemnify such Indemnitee against attorneys' fees, judgments, fines, penalties, including excise and similar taxes, settlements, and reasonable expenses actually incurred by such Indemnitee in connection with the defense or settlement of such action, suit, or proceeding, if such Indemnitee acted in all cases in good faith, within such Indemnitee's scope of authority, without gross negligence or willful misconduct, and in a manner reasonably believed by such Indemnitee to be in the best interests of the Company, and in the case of the exercise of authority by the Indemnitee under the Delaware Act or this Agreement, in a manner reasonably believed by such Indemnitee to be in the best interests of the Company. In no event, however, will indemnification ever be made in relation to a proceeding between the Members, to the extent that the Indemnitee has been found liable for fraud or a criminal act or for grossly negligent, willful, or intentional misconduct in the Indemnitee's performance of its duty to the Company or to the extent that the Indemnitee has committed a material violation of the terms and provisions of this Agreement.

             (b) If a claim or assertion of liability is made or asserted by a third party against an Indemnitee, which, if prevailed upon by any such third party, would result in such Indemnitee being entitled to indemnification pursuant to this Section 7.9. the Indemnitee will forthwith give to the Company written notice of the claims or assertion of liability and request the Company to defend the same. Failure to so notify the Company will not relieve the Company of any liability which the Company might have to the Indemnitee except to the extent that such failure actually prejudices the Company's position. The Company will have the right and the obligation to defend against such claim or assertion (only if the Indemnitee is entitled to indemnification pursuant to this Section 7.9). and the Company will give written notice to the Indemnitee of acceptance of the defense of such claim and the name of the counsel selected by the Company to defend such claim. The Indemnitee will be entitled to participate with the Company in such defense and also will be entitled at its option (and at its own expense) to employ separate counsel for such defense.

             (c) No Indemnitee will be entitled to indemnification under this
Section 7.9 if it has entered into any settlement or compromise of any claim giving rise to any indemnifiable loss without the written consent of the Company. If a bona fide settlement offer is made with respect to a claim and the Company desires to accept and agree to such offer, the Company will give notice to the Indemnitee to that effect (the "Settlement Notice"). If the Indemnitee fails to consent to the settlement offer within ten (10) calendar days after receipt of the Settlement Notice, then the Indemnitee will be deemed to have rejected such settlement offer and will be responsible for continuing the defense of such claim and, in such event, the maximum liability of the Company as to such claim will not exceed the amount of such settlement offer plus any and all reasonable costs and expenses paid or incurred by the Indemnitee up to the date of the Settlement Notice and which are otherwise the responsibility of the Company pursuant to this Section 7.9.

             (d) Any indemnification permitted under this Section 7.9 will be made only out of the assets of the Company and no Member will be obligated to contribute to the capital of, or loan funds to, the Company to enable the Company to provide such indemnification.

             (e) The indemnification provided by this Section 7.9 will be in addition to any other rights to which each Indemnitee may be entitled under any agreement or vote of the

Members, as a matter of law or otherwise, as to action in the Indemnitee's capacity as the Manager, Member, as a director, officer, or employee of the Manager or the Members, or as a member of the Board, and will continue as to an Indemnitee who has ceased to serve in such capacity and will inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee.

             (f) The Company may purchase and maintain insurance on behalf of any one or more Indemnitees if the purchase of such insurance has been unanimously approved by the Members.

             (g) In no event may an Indemnitee subject a Member to personal liability by reason of the indemnification provisions of this Agreement. In addition, the Members acknowledge and agree that the Members, and the officers, directors, and employees of the Members, are listed as Indemnitees pursuant to this Section 7.9 because of the possibility that such Persons, in their capacity as Members (or officers, directors, or employees thereof), may be named as a defendant in any suit involving the Company or its activities.

              (h) The provisions of this Section 7.9 are for the benefit of the Indemnitees and the heirs, successors, assigns, administrators, and personal representatives of the Indemnitees and will not be deemed to create any rights for the benefit of any other Persons.

       7.10   Liability of the Manager.

              (a) Neither the Manager nor the respective stockholders, directors, officers, employees, or agents of the Manager will be liable to the Company or to the Members for errors in judgment or for any acts or omissions that do not constitute: (i) gross negligence; (ii) fraud; (iii) willful or wanton misconduct; or (iv) material violations of this Agreement.

              (b) The Manager may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it under this Agreement either directly or by or through its directors, officers, employees, agents, or representatives.

                           ARTICLE VIII
                RIGHTS AND OBLIGATIONS OF MEMBERS

       8.1 Limitation of Liability. The Members will have no liability under this Agreement except as provided in Article IV (and with respect to the Manager, Section 7.10) of this Agreement.

       8.2 Management of Business. No Member (other than the Manager) will take part in the control of the Company's business, transact any business in the Company's name or have the power to sign documents for or otherwise bind the Company other than as specifically set forth in this Agreement.

       8.3 Return of Capital. No Member will be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Company may be considered as such by law and then only to the extent provided for in this Agreement.

                           ARTICLE IX
             BOOKS. RECORDS. ACCOUNTING AND REPORTS

       9.1 Records and Accounting. The Manager will keep or cause to be kept appropriate books and records with respect to the Company's business, which will at all times be kept at the principal office of the Company. Each Member will have access to such books and records at all reasonable times. The books of the Company will' be maintained for financial reporting purposes on the accrual basis in accordance with generally accepted accounting principles.

      9.2    Reports.

             (a) The Manager will deliver to each Member, at the Company's expense, not later than 60 days following the end of each Fiscal Year, a balance sheet, an income statement, and an annual statement of source and application of funds of the Company for such Fiscal Year.

             (b) No later than 15 days after the last day of each fiscal month during the term of this Agreement, other than the last month of the Fiscal Year in question, the Manager will prepare, or cause to be prepared, at the Company's expense, and delivered to each Member a balance sheet together with a profit and loss statement for such fiscal month together with a cumulative profit and loss statement to date and with comparative statements for like periods immediately preceding.

             (c) At the request of a Member and at the Company's expense, the Manager will additionally cause to be provided to the Members: (i) an annual analysis detailing the components, and changes therein, of each Member's Capital Accounts; and (ii) an annual analysis detailing all allocations of Profit, Loss, and other items of income, gain, loss, and deduction.

                                    ARTICLE X
                                   TAX MATTERS

       10.1 Preparation of Tax Returns. The Manager will arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses, and other items necessary for federal, state, and local income tax purposes. A copy of the Company's federal income tax return will be furnished to all Members. The classification, realization, and recognition of income, gains, losses, deductions, and other items will be based on the method of accounting for federal income tax purposes, as determined by the Members.

       10.2 Tax Elections. The Manager after consultation with all Members will determine whether to make any election available to the Company under the Code.

       10.3   Tax Controversies.

             (a) Subject to the provisions of this Agreement (including Section 10.3(b)), Member Number 1 is designated as the "Tax Matters Partner" (as defined in Section 6231 of the Code), and is authorized and required to represent the Company, at the Company's expense, in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees to cooperate with the Tax Matters Partner in connection with such proceedings.

              (b) Notwithstanding anything to the contrary in this Agreement, the Tax Matters Partner will have no authority to take any of the following actions without first obtaining the approval of each of the Members:

                    (i) enter into a settlement agreement with the Internal Revenue Service that purports to bind Members other than the Tax Matters Partner;

Code;

the Code;

(ii)  file a petition as contemplated in Section 6226(a) or 6228 of the
(iii) intervene in any action as contemplated in Section 6226(b)(5) of
(iv)  file any request contemplated in Section 6227(b) of the Code; and

                    (v) enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(l)(B) of the Code.

Notwithstanding the withdrawal of a Member from the Company or the dissolution of the Company, the provisions of this Section 10.3 will survive and remain binding upon each Member until the statute of limitations has run for the assessment of federal, state and local taxes with respect to last taxable year in which such Member held an interest in the Company.

       10.4 Organizational Expenses. The Company will elect to deduct expenses incurred in organizing the Company ratably over a 60-month period as provided in
Section 709 of the Code.

       10.5 Taxation as a Partnership. No election will be made by the Company or any Member for the Company to be excluded from the application of any of the provisions of

Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state tax laws. The Manager shall take all appropriate action to preserve the Company's qualification to be treated as a partnership for tax purposes.

                           ARTICLE XI
                  TRANSFERS OF MEMBER INTERESTS

       11-1   Transfer Restrictions.

             (a) No Member Interest will be transferred, in whole or in part, unless the terms and conditions set forth in this Article XI have been satisfied. Any transfer or purported transfer of any Member Interest not made in accordance with this Article XI will be null and void. An alleged transferee will have no right to require any information or account of the Company's transactions or to inspect the Company's books. The Company will be entitled to treat the alleged transferor of a Member Interest as the absolute owner thereof in all respects, and will incur no liability to any alleged transferee for distributions to the Member owning such Member Interest of record or for allocations of Profits, Losses, and other items of income, gains, losses, deductions, or credits or for transmittal of reports and notices required to be given to holders of Member Interests.

             (b) For purposes of this Article XI and except as provided below, the term "transfer", when used with respect to a Member Interest, includes a sale, assignment, gift, pledge, encumbrance given or permitted, hypothecation, mortgage, exchange, or any other disposition of any interest (including any disposition that occurs by way of merger, reorganization, consolidation, contribution, or similar business combination) that is made voluntarily or involuntarily, by operation of law, or otherwise.

       11.2 Transfers of Interests of Members. A Member may transfer all or any portion of its Member Interest to an Affiliate that is wholly owned by the Member or by an entity which also wholly owns the Member without the prior approval of the Members. A Member may not transfer all or any portion of its Member Interest to a non-Affiliate (the Member Interest, or any part thereof, intended to be transferred being the "Subject Interest") unless such Member (the "Selling Member") has first (X) obtained the prior unanimous written approval of the Members, which approval may be withheld in a Member's sole discretion, or
(Y) offered to sell the Subject Interest to the other Members at a price not greater, and on terms and conditions not less favorable than those specified in a bona fide written offer from a third party purchaser received by the Selling Member and as further described in this Section 11.2: provided, however, that any elections or purchases made pursuant to this Section 11.2 will be null and void and of no legal force or effect if the other Members, in the aggregate, do not purchase all of the Subject Interest.

             (a) If the Selling Member desires to transfer the Subject Interest to any party without first obtaining the prior written approval of the Members pursuant to Section 11.2(X) and has obtained a bona fide offer from a third party purchaser for the purchase of the Subject

Interest, the Selling Member will give written notice of the proposed sale (the "Notice of Sale") to the other Members (the "Purchasing Members"). The Notice of Sale will state the Subject Interest proposed to be sold; the price per Percentage Interest and terms and conditions of the proposed sale; and the name and address of the third party offering to purchase the Subject Interest.

     (b) Within 45 days after receipt of the Notice of Sale, each of the Purchasing Members may elect to purchase all or any portion of the Subject Interest for the price and upon the terms and conditions set forth in the Notice of Sale. Each Purchasing Member will send a written notice to the Manager within the 45-day period specifying that portion of the Subject Interest it desires to purchase (its "Maximum Purchase Interest"), or it will be deemed conclusively not to have exercised its option under this Section 11.2(b).

     (c) In the event that the Purchasing Members elect, in the aggregate, to purchase more Percentage Interests than are contained in the Subject Interest, the Subject Interest will be allocated among the electing Purchasing Members in accordance with the following provisions:

          (i) First, to each Purchasing Member until it has been allocated its "Proportionate Share", as defined below. For purposes of this Agreement, a Purchasing Member's Proportionate Share will be equal to the lesser of (A) its Maximum Purchase Interest, or (B) the product of the Subject Interest and a fraction equal to (1) the Percentage Interest owned by such Purchasing Member as of the date of the Notice of Sale divided by (2) the aggregate Percentage Interests owned on such date by all Purchasing Members who have elected pursuant to Section 11.2(b) to purchase all or any part of the Subject Interest.

          (ii) Then, to the Purchasing Members who have elected to purchase more than their Proportionate Share until each such Purchasing Member has been allocated its "Excess Share", as defined below. For purposes of this Agreement, a Purchasing Member's Excess Share will be equal to the lesser of (A) the excess of its Maximum Purchase Interest over its Proportionate Share (its "Excess Purchase Amount"), and (B) the product of the Subject Interest remaining to be purchased after giving effect to any allocations made pursuant to Section 11.2(c)(i) and a fraction equal to (1) the Purchasing Member's Excess Purchase Amount, divided by (2) the aggregate Excess Purchase Amounts of all Purchasing Members.

     (d) Based upon the written notices returned to the Manager within the 45-day period specified in Section 11.2(b) above, the Manager will, on behalf of the Selling Member, determine that portion of the Subject Interest entitled to be purchased by each of the Purchasing Members. The Manager will, within 50 days after receipt of the Notice of Sale, notify the Selling Member and the Purchasing Members if the Purchasing Members have elected, in the aggregate, to purchase all, and not less than all, of the Subject Interest, and, if so, by whom such purchases will be made.

     (e) The closing of the purchase of the Subject Interest will take place on the 60th day after the Notice of Sale; provided, however, that if such 60th day will be a Saturday, Sunday, or other holiday, the closing will take place on the next succeeding regular business day. The closing will occur at the principal office of the Company, or at such other time or place as may be mutually agreed to in writing. At the closing, the Selling Member will deliver all necessary assignment or transfer documents and the purchaser or purchasers will tender the proper consideration therefor, in cash. Each purchase of the Subject Interest pursuant to the provisions of this Agreement will be a separate transaction and not related to other purchases by the other Members.

     (f) If a Purchasing Member (the "Defaulting Purchaser") fails to perform its obligations under this Agreement at the closing, the non-defaulting purchasers may (but are under no obligation to) elect to purchase the Subject Interest allocated to such Defaulting Purchaser. In such event, the non-defaulting purchasers must tender the proper consideration for such Subject Interest at the closing or at such other time and on such other conditions as may be mutually agreed to by the Selling Member and the non-defaulting purchasers. Failure of the non-defaulting purchasers to purchase the Defaulting Purchaser's allocable Subject Interest will in no way constitute a breach of this Agreement, and the non-defaulting purchasers will have no liability if the closing does not occur by reason of Section 11.2(g) of this Agreement.

     (g) If the Purchasing Members fail to exercise their options to purchase in the aggregate all of the Subject Interest, or fail to purchase in the aggregate all of the Subject Interest, any election or purchase made pursuant to this
Section 11.2 will be null and void and of no legal force or effect. In such circumstances, the Selling Member may, at any time within 90 days after the Notice of Sale, sell all, but not less than all, of the Subject Interest to the third party purchaser specified in the Notice of Sale for the consideration and upon the terms and conditions stated therein and not otherwise. Upon such sale, the purchaser will be an assignee of such Member Interest unless and until such transferee is admitted as a Substitute Member pursuant to the provisions of
Section 11.5(a). If no sale is made within such 90-day period, a new Notice of Sale will be required in the manner provided in Section 11.2 as if no prior notice had been given.

     (h) If any interest in the Company is transferred pursuant to this Section
11.2. the rights of first refusal granted pursuant to this Section 11.2 with respect to such interest will continue for any subsequent transfer.

     11.3 Additional Limitations on Transfers of Member Interests. The Manager may require, as a condition to any transfer of a Member Interest of a Member described in Section 11.2. that, in the Manager's reasonable determination: (a) the transfer will not jeopardize the treatment of the Company as a partnership for federal income tax purposes; (b) the transfer will not violate the registration requirements of applicable securities laws or cause any prior offer and sale of Member Interests to violate such requirements; (c) the transferee is not subject to withholding under Section 1445 and Section 1446 of the Code; and
(d) the transfer will not result in or cause the termination of the Company for federal income tax purposes. In addition, the Manager may require an opinion of counsel reasonably acceptable to the Manager to the effect that each of the conditions set forth above will be satisfied in connection with the proposed transfer. The Manager may also require the proposed transferee to deliver to the Company acceptable representations and warranties respecting its status under applicable securities laws and its investment intent with respect to the Member Interest, and may require the transferor and transferee to supply such other documentation as the Manager may deem advisable in its sole discretion.

     11-4 Rights of Assignee.

          (a) Except as provided in this Article XI. and as required by operation of law, the Company will not be obligated for any purpose whatsoever to recognize the transfer by any Member of a Member Interest unless such transfer is made in accordance with the terms of this Agreement. A transferee or assignee of a Member's Member Interest or a Person acquiring a Member Interest pursuant to any foreclosure made upon any permitted pledge or hypothecation of such Member Interest, will be entitled only to receive the distributive share of the Company's Profits, Losses, and other items of income, gain, losses, deductions, and credit and the distributions of cash or property attributable to such transferred Member Interest.

          (b) Any transfer of a Member Interest must be in writing, may not contravene any of the provisions of this Agreement, and must be executed by the transferor and delivered to the Company and recorded on the books of the Company. Any transfer which contravenes any of the provisions of this Agreement will be of no force and effect and will not be recognized by the Company.

          (c) A transferee of Member Interests who is not admitted as a Member pursuant to Section 11.5 will have no right to require any information or account of the Company's transactions or to inspect the Company books or to vote, but will only be entitled to receive the allocations and distributions to which its transferor would otherwise be entitled under this Agreement.

          (d) Any transferee who does not become a Member and desires to make a further transfer of such Member Interest will be subject to all of the provisions of this Article XI to the same extent and in the same manner as any Member desiring to transfer its Member Interest.

     11.5 Admission as a Member.

          (a) Admission of Successor Member. Subject to the other provisions of this Article XI. a transferee of a Member Interest will be admitted as a Member only after the satisfactory completion of items (i) through (iv) below, and if applicable, item (v) or item (vi):

               (i) Such transferee is acceptable to each Member. The consent of each Member to the admission of the transferee as a Successor Member may be unreasonably withheld in such Member's sole and absolute discretion;

               (ii) The transferee accepts and agrees to be bound by the terms and provisions of this Agreement as a Member with respect to the Member Interest so transferred;

               (iii) A counterpart of this Agreement and such other documents or instruments as the Manager may reasonably require is executed by the transferee to evidence such acceptance and agreement;

               (iv) The transferee pays or reimburses the Company for all reasonable legal fees, filing and publication costs incurred by the Company in connection with the admission of the transferee as a Member with respect to the Member Interest so transferred;

               (v) If the transferee is not an individual, the transferee provides the Company with evidence satisfactory to counsel for the Company of the authority of such transferee to become a Member under the terms and provisions of this Agreement; and

               (vi) The transferee has satisfied any other terms on which the Member's approval may have been conditioned.

     (b) Filings. The Manager will make all official filings and publications as promptly as practicable after the satisfaction by the transferee of the conditions contained in this Article XI to the admission of such transferee as a Member.

     11.6 Distributions and Allocations in Respect of Transferred Member Interests. If any Member Interest is sold, assigned, or transferred during any Fiscal Year in compliance with the provisions of this Article XI. Profits, Losses, and all other items attributable to the transferred (or adjusted) interest for such period will be divided and allocated between the affected Persons by taking into account their varying interests during the period in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Manager. All distributions on or before the date of such transfer will be made to the transferor. Solely for purposes of making such allocations and distributions in the case of a transfer, the Company will recognize such transfer not later than the end of the calendar month during which it is given notice of such transfer. Neither the Company nor the Manager will incur any liability for making allocations and distributions in accordance with the provisions of this Section 11.6. whether or not the Manager or the Company has knowledge of any transfer of ownership of any interest.

                                   ARTICLE XII
                          DISSOLUTION AND LIQUIDATION

12.1 Dissolution.

     (a) Except as set forth in this Agreement, no Member will have the right to terminate this Agreement or dissolve the Company by its express will or by withdrawal without the prior written approval of the other Members.

following:

     (b) The Company will be dissolved upon the first to occur of any of the

          (i) the expiration of its term as provided in Section 1.4:

          (ii) the bankruptcy, dissolution, liquidation, resignation, retirement or expulsion of a Member or any other event that results in its ceasing to be a Member;

          (iii) an election to dissolve the Company is unanimously approved in writing by all Members; or

          (iv) any other event that, under the Delaware Act, would cause the Company's dissolution, except as provided in Section 12.2.

     12.2 Continuation of the Company. Except as otherwise provided in this Agreement, upon the occurrence of an event described in Section 12.1(b)(ii) or fiv). the Company will be deemed to be dissolved and reconstituted only if the remaining Members unanimously elect to continue the Company within 90 days of such event. If no election to continue the Company is made within 90 days of such event, the Company will conduct only those activities necessary to wind up its affairs. If an election to continue the Company is made upon the occurrence of an event described in Section 12. Kb), then:

     (a) if there is no remaining Manager, then within such 90-day period a successor Manager will be selected by Members holding 100% of the remaining Percentage Interests (if such Members cannot agree on the election of a successor Manager, the Company will be dissolved and liquidated);

     (b) the Company will be deemed to be reconstituted and will continue until the end of the term for which it is formed unless earlier dissolved in accordance with this Article XII; and

     (c) all necessary steps will be taken to amend or restate this Agreement and, if a Certificate of Dissolution has been filed in accordance with Section
12.7. then a Certificate of Continuation will be filed in accordance with the Delaware Act.

     12.3 Liquidation.

     (a) Upon dissolution of the Company, unless an election to continue the Company is made pursuant to Section 12.2, the Manager will be the liquidator (the "Liquidator") of the Company, unless such Manager has been liquidated and dissolved, in which event a Liquidator will be selected by Members holding 51% of the Percentage Interests.

     (b) A Liquidator will agree not to resign at any time without 15 days prior written notice. A Liquidator may be removed at any time, with or without cause, by notice of removal approved by Members holding 51% of the Percentage Interests. Upon dissolution, removal or resignation of a Liquidator, a successor and substitute Liquidator (who will succeed to all rights, powers, and duties of the original Liquidator) will within 30 days thereafter be approved by the Members holding 51% of the Percentage Interests. The right to appoint a successor or substitute Liquidator in the manner provided herein will be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions of this Agreement, and every reference herein to a Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided.

     (c) Except as expressly provided in this Article XII, the Liquidator appointed in the manner provided herein will have and may exercise, without further authorization or consent of any of the Members, all of the powers conferred upon the Manager under the terms of this Agreement to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator under this Agreement for and during such period of time as will be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Company as provided for herein.

     (d) Except as provided in Section 12.5 below, the Liquidator will liquidate the assets of the Company, and, after making all allocations and distributions otherwise required by this Agreement (including but not limited to all tax allocations required by Article V). will apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

          (i) First, to creditors of the Company (including Members) in the order of priority provided by law; and

          (ii) Second, to the Members in proportion to, and to the extent of, the positive balances in their respective Capital Accounts; provided, however, that the Liquidator may place in escrow a reserve of cash or other assets of the Company for contingent liabilities in an amount determined by the Liquidator to be appropriate for such purposes.

     12-4 Reserves. After all the assets of the Company have been distributed, the Company will terminate; provided, however, if at any time thereafter any funds in any cash reserve fund referred to in Section 12.3(d)(ii) are released because the need for such cash reserve fund has ended, such funds will be distributed to the Members in the same manner as if such distribution had been made pursuant to Section 12.3(d)(ii).

       12.5 Distribution in Kind. Notwithstanding the provisions of Section 12.3 that require liquidation of the Company's assets, but subject to the order of priorities set forth therein, if on dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company's assets would be impractical or would cause undue loss to the Members, the Liquidator may defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (other than those to Members). The Liquidator may distribute to the Members, in lieu of cash, such Company assets as the Liquidator deems not suitable for liquidation. Any distributions in kind will be subject to such conditions relating to the disposition and management thereof as the Liquidator deems reasonable and equitable. The Liquidator will value any property distributed in kind based upon such property's fair market value as determined using such reasonable method of valuation as it may adopt. The fair market value of such property will be the gross fair market value of such property for purposes of making the adjustments required by Section 4.3(c)(ii) and Section 4.3(b)(iii) herein.

       12.6 Negative Capital Accounts. If, after the allocations of Profit, Loss, and other items of income, gain, loss, deduction, or credit under Article V, any Member will ever have a negative balance in such Member's Capital Account, no Member will have any obligation to restore such negative balance, or to makeany contribution to the capital of the Company by reason thereof, and such negative balance will under no circumstances be considered a liability of the Company or of any Member.

       12.7 Filing of Certificate of Dissolution. Upon the completion of the distribution of Company property as provided in Sections 12.3.12.4. and 12.5, the Company will be terminated, and the Liquidator (or the Manager and Members if necessary) will cause a Certificate of Dissolution to be filed with the Secretary of State of the State of Delaware and will take such other actions as may be necessary to terminate the Company, including filing any necessary certificate of cancellation of the Certificate of Formation.

       12.8 Return of Capital. The Manager will not be personally liable for the return of the Capital Contributions of the Members, or any portion thereof, it being expressly understood that any such return will be made solely from Company assets.

                                  ARTICLE XIII
                             AMENDMENT OF AGREEMENT

       13.1 Amendment Procedures. An amendment to this Agreement may be adopted only if unanimously approved, in writing, by all Members.

                                   ARTICLE XIV
                               GENERAL PROVISIONS

       14.1 Addresses and Notices. Any notice or other communication required or permitted under this Agreement will be in writing and will be delivered personally or by a recognized courier service, telegraphed, telexed, sent by facsimile transmission, or sent by certified or registered mail, postage prepaid. Any such notice will be deemed given and received (whether actually received or not) on the day it is delivered personally or delivered by a recognized courier service as aforesaid, or telegraphed, telexed, or sent by facsimile transmission or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

If to Member Number 1

Perot Systems Corporation
Attn: Ed Smith
12377 Merit Drive, Suite 1100
Dallas, Texas 75251

with a copy to:

Perot Systems Corporation
Attn: General Counsel
12377 Merit Drive, Suite 1100
Dallas, Texas 75251

If to Member Number 2:

with a copy to:

If to the Manager:

with a copy to:

ABB  T&D Power Company  Inc.
ABB  Systems Control Division
Attn: Ralph Masiello
2550 Walsh Avenue
Santa Clara, California 95051

Manta &  Welge
Attn: John Attanasio
2005 Market Street
Philadelphia, Pennyslvania 19103

Perot Systems Corporation
Attn: Ed Smith
12377 Merit Drive, Suite 1100
Dallas, Texas 75251

Perot Systems Corporation
Attn: General Counsel
12377 Merit Drive, Suite 1100
Dallas, Texas 75251

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices under this Agreement.

       14.2 Titles and Captions: References. All article and section titles and captions in this Agreement are for convenience only, will not be deemed part of this Agreement, and in no way define, limit, extend, or describe the scope or intent of any provisions of this Agreement. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

       14.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement will include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs will include the plural and vice versa.

       14.4 Further Action. The parties will execute all documents, provide all information, and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

       14.5 Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties hereto and their successors, legal representatives, and permitted assigns.

       14.6 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter of this Agreement and supersedes all prior agreements and understandings pertaining thereto.

       14.7 No Third Party Beneficiary. This Agreement is made solely and specifically between and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions of this Agreement relating to successors and assigns, and no other Person whatsoever will have any rights, interest, or claims under this Agreement or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

       14.8 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof will constitute waiver of any such breach or any other covenant, duty, agreement, or condition.

       14.9 Counterparts. This Agreement may be executed in counterparts, all of which together will constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party will become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a transferee, upon executing and delivering such documents as required by the Manager.

       14.10 Applicable Law. This Agreement will be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

       14.11 Invalidity of Provisions. If any provision of this Agreement is declared or found to be illegal, unenforceable, or void, in whole or in part, then the parties will be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable, or void, it being the intent and agreement of the parties that this Agreement will be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

       14.12 Independent Activities. Each Member and each Affiliate thereof and any director, officer, partner, or employee of a Member or any Affiliate thereof will be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, and no other provision of this Agreement will be deemed to prohibit a Member or any such person from conducting such other businesses and activities. The Members acknowledge and agree such other activities and business interests may be competitive with the Company and its Affiliates. Each Member, Affiliates thereof, and any director, officer, partner, or employee of a Member or any Affiliate thereof may pursue such competing or similar business opportunities. Neither the Company nor any of the Members will have any rights by virtue of this Agreement or the relationship created hereby in any business ventures of a Member or any Affiliate thereof or any director, officer, partner, or employee of a Member or any Affiliate thereof, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation.

      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the day and year first above written.

MEMBER  NUMBER   1
Perot Systems Corporation

By: /s/
Name:
Title:

MEMBER NUMBER 2 ABB
Power T&D Company Inc.

By: /s/
Name:
Title:

MANAGER
Perot Systems Corporation

Title: